UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 15, 2014

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1688, Yunli Road, Tongli

Wujiang, Jiangsu Province

People’s Republic of China

 (Address of Principal Executive Offices)

 (86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material D efinitive Agreement

On July 28, 2014, China Commercial Credit, Inc. (the “Company”) entered into a Share Subscription Agreement (the “Subscription Agreement”) and an Investor’s Rights Agreement with Langworth Holdings Limited in connection with a proposed private placement offering (the “Offering”) of 6,123,406 shares of common stock of the Company.

Pursuant to the terms of the Subscription Agreement, the Company was permitted to terminate the Subscription Agreement in the event the Offering was not consummated by August 15, 2014. Since the transaction has not been consummated as of August 15, 2014, the Company has terminated the Subscription Agreement and the Offering.

No shares of common stock of the Company were issued pursuant to the Subscription Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.02 of this current report on Form 8-K is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: August 15, 2014	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer